EXHIBIT 99.1

For Immediate Release

Contact:

Jerry Daly or Carol McCune

Daly Gray (Media)

(703) 435-6293

Innkeepers USA Trust Names Bruce Riggins Chief Financial Officer

PALM BEACH, Fla., June 30, 2005—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States, today announced that Bruce Riggins will join the company as chief financial officer on July 20.

“Bruce brings public and corporate accounting, audit and finance experience and insight,” said Jeffrey H. Fisher, chief executive officer and president. “He also has a strong treasury background and has been involved in more than $1 billion in debt and equity transactions in the hotel industry. He has extensive experience in acquisitions and will round-out our senior management team.”

He currently is senior vice president and treasurer of Interstate Hotel & Resorts (NYSE: IHR), the nation’s largest independent hotel management company. He oversees the company’s treasury, risk management, investor relations and planning and analysis functions.

Prior to joining Interstate, Riggins was vice president of strategic planning and analysis for MeriStar Hospitality Corporation (NYSE: MHX), one of the nation’s largest hotel real estate investment trusts. Riggins began his career with Deloitte & Touche, LLP, where he was an audit senior accountant for clients in the real estate, government contracting, manufacturing and not-for-profit sectors. He holds a bachelor’s degree in accounting from Virginia Tech.

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Innkeepers

Innkeepers USA Trust is a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States. The company owns 69 hotels with a total of 8,745 suites or rooms in 20 states and Washington, D.C., and focuses on acquiring and/or developing upscale and upscale extended-stay hotels with premium brands and the rebranding and repositioning of other hotel properties. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

Cautionary statements set forth in reports filed by the company from time to time with the SEC discuss important factors impacting, or that could impact, the company and its results or forecasted results. These factors include, without limitation, (i) direct exposure to the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses) under the company’s new taxable REIT subsidiary structure, (ii) risk that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices or changes in domestic or international political environments negatively affect the travel industry and the company, (iii) risk that the performance and prospects of businesses and industries that are important hotel demand generators in the company’s key markets decline (e.g., technology, automotive, aerospace), (iv) risk that international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company’s hotel rooms and the availability and terms of financing, (v) risk that the company’s ability to maintain its properties in competitive condition becomes prohibitively expensive, (vi) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (vii) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce), (viii) the complex tax rules that the company must satisfy to qualify as a REIT, and (ix) governmental regulation that may increase the company’s cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting taxes or dividends, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.).